Exhibit 99.1

NEWS from H. L. LANZET, INC.

12 Hull Street Oceanside, NY 11572 (212) 888-4570 • (516) 763-1668 Fax: (212) 888-4569 • (516) 763-1626

FOR IMMEDIATE RELEASE
CONTACT:	Greg Walling President & CEO Cabletel Communications (905) 475-1030	Ron Eilath CFO Cabletel Communications (905) 475-1030

CABLETEL BOARD CHAIRMAN RESIGNS

MARKHAM, Ontario, April 21, 2003 — Cabletel Communications Corp. (AMEX: TTV; TSX: TTV), the leading distributor of broadband equipment to the Canadian television and telecommunications industries, today announced that the Honorable David R. Peterson, P.C., Q.C. has resigned from his position as Chairman of the Board of Directors. No successor has as yet been named to fill the vacancy created by his resignation.

Cabletel Communications offers a wide variety of products to the Canadian television and telecommunications industries required to construct, build, maintain and upgrade systems. The Company’s engineering division offers technical advice and integration support to customers. Stirling Connectors, Cabletel’s manufacturing division supplies national and international clients with proprietary products for deployment in cable, DBS and other wireless distribution systems. More information about Cabletel can be found at www.cabletelgroup.com.